                                                  Rule 424(b)(3)
                                                  Registration No. 333-6477


                    PROSPECTUS SUPPLEMENT DATED MARCH 3, 1997
                     TO PROSPECTUS DATED SEPTEMBER 18, 1996

         The Selling Holders table on pages 57 and 58 of the Prospectus is hereby amended to add the following entities and their respective principal amount of Securities and number of Conversion Shares:



                                                                               Principal Amount       Number of
                                                                                of Securities     Conversion Shares
                                                                               ----------------   -----------------

Selling Holders
Zazove Convertible Fund, L.P...............................................       500,000               7,692
Catholic Mutual Relief Society Pension Plan and Trust......................       425,000               6,538
Catholic Mutual Relief Society of America..................................       275,000               4,230


         The second to last line of the Selling Holders table on page 58 of the Prospectus is hereby deleted and the following is added in lieu thereof:

Other Selling Holders (10).................................................       275,000               4,230